Exhibit 99.1

Contact:

INVESTORS AND MEDIA:

Renovis, Inc.

Shari Annes

650-888-0902

sannes@renovis.com

ISS/RISK METRICS RECOMMENDS RENOVIS SHAREHOLDERS VOTE FOR

MERGER WITH EVOTEC

South San Francisco, California – April 18, 2008 – Renovis, Inc. (Nasdaq: RNVS), today announced that RiskMetrics Group, through its subsidiary ISS Governance Services, a provider of proxy advisory services (ISS), one of the nation’s leading proxy advisory firms, has recommended that Renovis stockholders vote “FOR” the merger agreement with Evotec AG (Frankfurt Stock Exchange: EVT) at the Special Stockholders Meeting scheduled for May 1, 2008. In the proposed merger, each share of Renovis common stock will be converted into the right to receive the equivalent of 1.0542 Evotec ordinary shares.

In its report, recommending for the merger with Evotec, ISS concluded: “Based on our review of the terms of the transaction and the factors described above including the company’s recent drug failure, its partial-auction process that resulted in the merger agreement, the strategic and synergistic rationale, and the valuation analysis conducted by Cowen, we believe that the merger agreement warrants shareholder support.”*

The Board of Directors of Renovis unanimously recommends that stockholders vote “FOR” the approval and adoption of the agreement and plan of merger, and the approval of the merger and related transactions as described in the proxy statement/prospectus.

The company encourages all stockholders to vote their shares promptly by phone, Internet, or by mailing their proxy card, and to contact MacKenzie Partners at 800/322-2885 or collect at 212/929-5500 if they have any questions or need any assistance in voting their shares.

* * *

*	Permission to reprint neither requested nor received.

About Renovis

Renovis is a biopharmaceutical company focused on the discovery and development of drugs for major medical needs in the areas of neurological and inflammatory diseases. The Company’s proprietary research programs focus on the purinergic receptors, P2X3 and P2X7, for the potential treatment of pain and inflammatory diseases. In addition, Renovis has a worldwide collaboration and license agreement with Pfizer to research, develop and commercialize small molecule vanilloid receptor (VR1).

For additional information about the company, please visit www.renovis.com.

Forward-Looking Statements

This communication contains certain forward-looking statements. All statements, other than statements of historical facts, regarding the likelihood and timing of the completion of the business combination transaction involving Evotec and Renovis, the conversion of Renovis shares into a right to receive Evotec shares, the anticipated benefits of such transaction and the plans and objectives of management are forward-looking statements and are based on management’s current expectations and estimates. We may not actually achieve these plans, intentions or expectations and Renovis cautions investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make.

Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the integration of the technologies and businesses of Evotec and Renovis, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, conditions of the economy and other factors described in the Registration Statement on Form F-4 filed with the SEC by Evotec and the most recent reports on Form 10-K, Form 10-Q, Form 8-K and other periodic reports filed by Renovis with the SEC.

Additional information about the transaction

Renovis filed a Current Report on Form 8-K with the Securities and Exchange Commission on September 24, 2007, that includes as an exhibit the Agreement and Plan of Merger between Evotec and Renovis. Evotec and Renovis have mailed a joint proxy statement/prospectus to stockholders of Renovis in connection with the proposed merger. This document contains important information about the merger and should be read before any decision is made with respect to the merger. Investors and stockholders will be able to obtain free copies of this document and any other documents filed or furnished by Evotec or Renovis through the website maintained by the Securities and Exchange Commission at www.sec.gov. Free copies of these documents may also be obtained from Renovis by directing a request to Renovis’ Investor Relations department at Two Corporate Drive, South San Francisco, California 94080 or from Evotec by directing a request to Evotec’s Investor Relations department at Schnackenburgallee 114, 22525 Hamburg, Germany.

In addition to the documents referenced above, Renovis files or furnishes annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed or furnished by Renovis at the SEC’s Public Reference Room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Renovis’s SEC filings are also available to the public at the SEC’s web site at www.sec.gov, or at www.renovis.com.

Participants in Solicitations

Renovis and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from stockholders of Renovis in connection with the merger. Information regarding Renovis’s directors and executive officers is available in the joint proxy statement/prospectus, which has been mailed to stockholders of Renovis in connection with the proposed merger proxy statement, and the other relevant documents filed with the SEC.

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